EXHIBIT 10.100

                                                                  CHAIRMAN & CEO


                                  July 26, 2004

Mr. Jim Hertzog
317 Spring Canyon Way
Oceanside, CA 92057

Dear Jim:

I am pleased to offer you the position of Controller at HiEnergy Technologies, Inc. ("the Company"). Your role will be essentially the same with the Company as it has been with you as a consultant to the Company. You will help the Company with accounting and finance issues and SEC reporting.

Below are terms which I can offer to you:

     1.   Your employment will begin 07-26-04.

     2. HiEnergy agrees to pay any legal costs you may incur in connection with your work for HiEnergy.

     3. HiEnergy agrees to indemnify you against any judgments not covered by the Company's D & O policy.

     4. HiEnergy agrees to keep D & O coverage in force at all times with the present policy limits and for the three years following termination of my services on a commercially reasonable effort.

     5. HiEnergy agrees to pay you $60.00 per hour for work performed beginning 07-26-04.

     6. Hi Energy agrees to issue you 100,000 warrants with a five year term at the closing price on 07-26-04 which vest immediately and will be part of the next registration statement.

     7. HiEnergy agrees to reimburse your health and dental insurance on a monthly basis which is presently $311 per month.

     8. HiEnergy agrees to reimburse you for reasonable out of pocket expenses for your home office.

     9. HiEnergy agrees that you may continue to do most of your work from home. You agree to come to Irvine on an as needed basis.

     10. You will agree to continue to in the same role with HiEnergy as you have in the past as a non-employee taking direction from me and Greg Henkel.

If these terms are agreeable to you, please sign below and I will arrange to have an indemnification agreement drafted by the Company's counsel.

Jim Hertzog
Employment Offer
Page 2


-------------------------------------
Bogdan C. Maglich
Chairman and CEO


Agreed and Accepted:



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Jim Hertzog